Exhibit 10.2

Exhibit 10.2 -- Executive Officer Compensation

         The Temecula Valley Bank ("Bank") Board of Directors, upon the recommendation of the Executive Officer Compensation Committee, approved the following:

         (1) An increase in the annual base compensation effective January 1, 2007 of:

               (a) James W. Andrews, EVP/Real Estate Manager, from $210,000 to $220,000;
               (b) Frank Basirico Jr., SEVP/Chief Administrative Officer, from $250,000 to $262,500;
               (c) Thomas P. Ivory, SEVP/East County Regional Manager, from $170,000 to $180,000;
               (d)  Timothy McDougal, EVP/Manager, from $145,000 to $155,000;
               (e) William H. McGaughey, SEVP/Director of Finance and SBA, from $210,000 to $220,000;
               (f)  Donald A. Pitcher, EVP/CFO, from $170,000 to $180,000;
               (g) Martin E. Plourd, EVP/Chief Operating Officer, from $165,000 to $180,000;
               (h) Thomas M. Shepherd, SEVP/Chief Credit Officer, from $210,000 to $220,000;
               (i) Donald L. Schempp, EVP/North County Regional Manager, from $175,000 to $185,000;
               (j) Stephen H. Wacknitz, CEO/President/Chairman, from $400,000 to $500,000;

         (2) Upon the request of Stephen H. Wacknitz, the Bank entered into an amendment to the Wacknitz employment agreement dated December 26, 2006 that provides for the reduction of his annual bonus from 5% pre-tax, pre-bonus net income to 4%, to be effective beginning with the year ended December 31, 2007 and continuing annually thereafter. (Mr. Wacknitz had previously requested reductions from the 7% level provided in his 2003 employment agreement);

         (3) A Salary Continuation Plan ("SCP") to provide for a $200,000 benefit per year, for 20 years, beginning at the age of 70, and authorization to purchase a related Bank-Owned Life Insurance policy, the terms of which are to be determined. As soon as the SCP is finalized, it will be filed as an exhibit to the appropriate filing under the Securities and Exchange Act of 1934;

         (4) To the extent Executive Officers are affected, effective beginning in January 2007: (a) Bank Board of Director fees will increase per meeting from $1,750 to $1,850; and (b) Bank Director Loan Committee fees will increase per meeting from $350 to $400. Fees will not be paid to any member not in attendance beginning with the second missed meeting in any calendar year.